UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: October 27, 2015

(Date of earliest event reported)

Imperva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35338	03-0460133
(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway, Suite 200 Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 345-9000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreements.

Fifth Amendment to Lease

On October 28, 2015, Imperva, Inc. (“Imperva”) entered into a Fifth Amendment to Lease (Expansion) (the “Fifth Lease Amendment”) with Westport Office Park, LLC (“Lessor”), which expands Imperva’s current headquarters located at 3400 Bridge Parkway, Suite 200, Redwood Shores, CA (the “Existing Premises”) to include office space located at 3200 Bridge Parkway, Suite 201, Redwood Shores, California (“Suite 201”), commencing November 1, 2015. The size of Suite 201 is approximately 7,315 square feet. The minimum lease commitment for Suite 201 through the term of the lease is $1.8 million. The Fifth Lease Amendment also calls for additional payments for a portion of real estate taxes and operating expenses. Imperva will pay Lessor an additional security deposit of $31,800.34 for Suite 201 in connection with the execution of the Fifth Lease Amendment and Lessor has provided Imperva with a tenant improvement allowance of up to $73,150 for Suite 201. The Fifth Lease Amendment further provides Imperva with a right of first offer with respect to office space that may become available at 3200 Bridge Parkway, Suite 200, Redwood Shores, California.

The summary above is not intended to be complete and is qualified in its entirety by reference to the complete text of the Fifth Lease Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Sixth Amendment to Lease

On October 28, 2015, Imperva entered into a Sixth Amendment to Lease (the “Sixth Lease Amendment”) with the Lessor, which amends the lease for the Existing Premises by amending the commencement date for the office space located at 3400 Bridge Parkway, Suite 100, Redwood Shores, CA (the “Suite 100 Second Expansion Space”) that was described in the Fourth Amendment to Lease from April 1, 2017 to March 1, 2016. The Sixth Lease Amendment also adjusts the base rent schedule for the Suite 100 Second Expansion Space and increases the minimum lease commitment for such space through the term of the lease to $1.8 million.

The summary above is not intended to be complete and is qualified in its entirety by reference to the complete text of the Sixth Lease Amendment attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On October 29, 2015, Imperva issued a press release announcing its financial results for the third quarter ended September 30, 2015 and providing its business outlook. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report, including Exhibit 99.1 to this Current Report, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed by Imperva with the Securities and Exchange Commission, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On October 27, 2015, Shlomo Kramer informed Imperva of his intention to resign from the Board of Directors (the “Board”), effective immediately.

Appointment of Lead Independent Director and Appointment of Chairman.

On October 28, 2015, the Board appointed Allan Tessler as lead independent director and appointed Anthony Bettencourt as chairman. Mr. Tessler has served as a member of Imperva’s Board since February 2015 and Mr. Bettencourt has served as Imperva’s President, Chief Executive Officer and a member of the Board since August 2014.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Fifth Amendment to Lease Agreement (Expansion) entered into as of October 28, 2015 between Westport Office Park, LLC and Imperva, Inc.

10.2	Sixth Amendment to Lease Agreement entered into as of October 28, 2015 between Westport Office Park, LLC and Imperva, Inc.

99.1	Press release issued by Imperva, Inc., dated October 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPERVA, INC.

By:	/s/ Terrence J. Schmid
Terrence J. Schmid
Chief Financial Officer

Date: October 29, 2015

EXHIBIT INDEX

Number	Description

10.1	Fifth Amendment to Lease Agreement (Expansion) entered into as of October 28, 2015 between Westport Office Park, LLC and Imperva, Inc.

10.2	Sixth Amendment to Lease Agreement entered into as of October 28, 2015 between Westport Office Park, LLC and Imperva, Inc.

99.1	Press release issued by Imperva, Inc., dated October 29, 2015.